Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DigitalThink, Inc. on Form S-8 of our report dated April 23, 2002 (August 12, 2002 as to Note 14), appearing in the Annual Report on Form 10-K/A of DigitalThink, Inc. for the year ended March 31, 2002.


/s/  Deloitte & Touche LLP

San Francisco, California
April 21, 2003